May 8, 2002

VIA ELECTRONIC TRANSMISSION

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549-0405

Re:	Intra-Asia Entertainment Corporation — Withdrawal of Registration Statement on Form 8-A Filed Under Section 12(g) of the Securities Exchange Act of 1934

Ladies and Gentlemen:

     Intra-Asia Entertainment Corporation, a Delaware corporation (the “Company”), hereby requests the withdrawal of the Registration Statement on Form 8-A that it filed on March 13, 2002 with the Securities and Exchange Commission (the “Commission”) under Section 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”). The Company intends to list its common stock on the American Stock Exchange rather than the NASDAQ National Market. Accordingly, on April 5, 2002, the Company filed with the Commission a Registration Statement on Form 8-A under Section 12(b) of the Exchange Act. Each Registration Statement on Form 8-A filed by the Company relates to the Company’s Registration Statement on Form S-1 (File No. 333-74334).

     Please direct questions regarding this letter to the Company’s counsel, Marc Brown, at 310-789-1269.

Very truly yours,

INTRA-ASIA ENTERTAINMENT CORPORATION

/s/ Michael B. Demetrios

Michael B. Demetrios President and Chief Executive Officer

cc:	Mr. Max A. Webb Ms. Effie Simpson Ms. Jennifer Gurzenski